EXHIBIT 99.2

SUN NEWS

For Immediate Release

Contact: Deborah Hileman

505-468-4549

Sun Files Joint Plan of Reorganization

Albuquerque, N.M. (November 8, 2001) - Sun Healthcare Group, Inc. today announced that it has filed a Plan of reorganization with the United States Bankruptcy Court for the District of Delaware. The Plan has the support of Sun's most significant creditor constituencies.

As filed, the Plan provides for the issuance of new common stock, of which approximately 90 percent would be issued to Sun's senior lenders and approximately 10 percent to Sun's general unsecured creditors. Holders of Sun's senior subordinated debt would receive warrants to purchase approximately 5 percent of the new common stock. Existing holders of Sun's common stock, convertible subordinated debt, and convertible trust-issued preferred securities would receive no distribution under the Plan. The Plan is subject to approval by certain creditor classes and the Bankruptcy Court. The Disclosure Statement and voting instructions will be mailed following Bankruptcy Court approval of the disclosure materials.

Sun and its subsidiaries voluntarily filed for Chapter 11 protection on October 14, 1999, citing drastic cuts in Medicare reimbursement and continued underpayment by most state-funded Medicaid systems.

Wallace E. Boston, Jr., Sun's chief financial officer, said, "Our primary goals when we filed for Chapter 11 were to restructure our debt and to protect our ability to continue to provide care to our patients and residents. Employees of Sun and its subsidiaries have worked tirelessly to accomplish these goals during the reorganization."

Copies of the filed Plan, Disclosure Statement and a summary of those documents will be posted in the reorganization section of Sun's web site at www.sunh.com.

Headquartered in Albuquerque, N.M., Sun Healthcare Group is a leading long-term care provider in the United States, operating more than 250 long-term and post-acute facilities in 26 states through its SunBridge subsidiary. In addition, other Sun subsidiaries provide high-quality therapy, pharmacy and other ancillary services for the healthcare industry.

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Sun Healthcare Group Inc., November 8, 2001, Page Two

Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to statements containing words such as "anticipate," "believe," "Plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: risks associated with operating a business in Chapter 11; the delays or the inability to complete and/or consummate our Plan of Reorganization; our ability to comply with the provisions of our debtor-in-possession financing; adverse actions which may be taken by creditors; adverse developments with respect to our liquidity or results of operations; the effect of Planned dispositions of assets; our ability to secure the capital necessary to fund operations; our ability to attract customers given our current financial position; our ability to attract and retain key executives and other personnel; the impact of healthcare reform, including the Medicare Prospective Payment System ("PPS"), the Balanced Budget Refinement Act ("BBRA") and the Benefit Improvement and Protection Act of 2000 ("BIPA") and the adoption of cost containment measures by the federal and state governments; the impact of government regulation, including our ability to operate in a heavily regulated environment and to satisfy regulatory authorities; the adoption of cost containment measures by other third party payors; and changes in general economic conditions.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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